Exhibit 99.1

OmniAb Announces $30 Million Private Placement

EMERYVILLE, Calif. (August 25, 2025) – OmniAb, Inc. (NASDAQ: OABI) today announced it has entered into a definitive securities purchase agreement to issue and sell an aggregate of 21,254,106 shares of its common stock at a price of $1.40 per share (or $1.85 per share for officer and director participation), in a private placement. OmniAb anticipates the gross proceeds from the private placement to be approximately $30 million, before deducting any placement agent fees and offering-related expenses. The net proceeds from the financing are expected to be used by OmniAb for general corporate purposes. The private placement is expected to close on or about August 26, 2025, subject to customary closing conditions.

The financing included top-tier new and existing investors, as well as officer and director participation.

Leerink Partners is acting as the sole placement agent for the private placement.

The shares of common stock to be sold in this financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the purchase agreement, OmniAb has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock sold in the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the common stock, nor shall there be any offer, solicitation, or sale of the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About OmniAb®

OmniAb licenses cutting edge discovery research technology to pharmaceutical and biotech companies and academic institutions to enable the discovery of next-generation therapeutics. Our technology platform creates and screens diverse antibody repertoires and is designed to quickly identify optimal antibodies and other target-binding proteins for our partners’ drug development efforts. At the heart of the OmniAb platform is something we call Biological Intelligence™, which powers the immune systems of our proprietary, engineered transgenic animals to create optimized antibody candidates for human therapeutics. We believe the OmniAb animals comprise the most diverse host systems available in the industry. Our suite of technologies and methods, including computational antigen design and immunization methods, paired with high-throughput single B cell phenotypic screening and mining of next-generation sequencing datasets with custom algorithms, is used to identify fully-human antibodies with exceptional performance and developability characteristics. We provide our partners both integrated end-to-end capabilities and highly customizable offerings, which address critical industry challenges and provide optimized discovery solutions. Our business model aligns scientific and economic interests of our partners through structured agreements that generally include upfront/access fees, service revenue, milestones and royalties on commercial sales.

Forward-Looking Statements

OmniAb cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or continue” and similar expressions, are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to statements regarding: the timing, size and expectation of the closing of the private placement; and expectations regarding market conditions, the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the private placement; and other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:

OmniAb, Inc.

investors@OmniAb.com

X@OmniAbTech

Alliance Advisors IR

Yvonne Briggs

ybriggs@allianceadvisors.com

(310) 691-7100

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